AURIZON MINES LTD.

AMENDMENT dated for reference April 30, 1997
TO THE INCENTIVE SHARE OPTION PLAN

WHEREAS:

1.

Aurizon Mines Ltd. (the "Company") has an Incentive Stock Option Plan for Directors, officers and key employees of the Company to purchase unissued common shares of the Company, dated for reference April 20, 1990 as amended April 25, 1994, and attached to this Amendment as Schedule A (the “Plan”).

2.

the Company wishes to amend and supplement certain provisions of the Plan as herein set forth.

The Plan is hereby amended by the deletion of Paragraph E thereof in its entirety and replacement thereof with the following:

"E.

NUMBER OF SHARES UNDER THE PLAN

Subject to the provisions of Section G9 hereof, a maximum of 7,000,000 common shares of the Company (the "Optioned Shares") will be reserved, set aside and made available for issue under and in accordance with the Plan.  If option rights granted to an individual under the Plan shall expire or terminate for any reason without having been exercised in respect of certain Optioned Shares, such Optioned Shares may be made available for other options to be granted under the Plan."

3.

PLAN CONFIRMED

Save and except as herein amended and supplemented, the Plan is hereby ratified, confirmed and approved and shall remain in full force and effect.

By order of the Board of Directors

"AURIZON MINES LTD."

SCHEDULE A

AURIZON MINES LTD.

AMENDMENT TO THE INCENTIVE SHARE OPTION PLAN
Dated for Reference April 25, 1994

WHEREAS:

1.

Aurizon Mines Ltd. (the "Company") has an Incentive Stock Option Plan attached to this Amendment as  Schedule A (the "Plan") for Directors, officers and key employees of the Company to purchase unissued common shares of the Company, dated for reference April 20, 1990; and

2.

the Company wishes to amend and supplement certain provisions of the Plan as herein set forth;

The Plan is hereby amended by the deletion of Paragraphs C, E, F, G.1 and G.10, H, and J thereof in their entirety and replacement thereof with the following:

"C.

IMPLEMENTATION

1.

The Plan and the grant and exercise of any options under the Plan are subject to compliance with the applicable requirements of The Toronto Stock Exchange, and each other stock exchange on which the shares of the Company are listed at the time of the grant of any options under the Plan and of any governmental authority or regulatory body to which the Company is subject.

2.

The exercise of any options granted under the Plan, and the Company's obligation to issue and deliver its shares pursuant to such exercise, is subject to the approval of the Plan by the Toronto Stock Exchange and any other stock exchange on which the Company's shares are listed for trading."

"E.

NUMBER OF SHARES UNDER THE PLAN

Subject to the provisions of Section G9 hereof, a maximum of 4,000,000 common shares of the Company (the "Optioned Shares") will be reserved, set aside and made available for issue under and in accordance with the Plan.  If option rights granted to an individual under the Plan shall expire or terminate for any reason without having been exercised in respect of certain Optioned Shares, such Optioned Shares may be made available for other options to be granted under the Plan."

"F.

ELIGIBILITY

Options may be granted under the Plan to such directors, officers and employees of the Company and of its subsidiaries as the Board of Directors may from time to time, designate as participants (collectively the "Participants" and individual a "Participant") under the Plan.  Subject to the provisions of this Plan, the total number of Optioned Shares to be made available under the Plan and to each Participant, the time or times and price or prices at which options shall be granted, the time or times at which such options are exercisable, and any conditions or restrictions on the exercise of options, shall be in the full and final discretion of the Board of Directors, provided that the total number of shares to be optioned to any one person shall not exceed 5% of the Outstanding Issue, subject to adjustment pursuant to the provisions of Section G9 hereof."

"G.

TERMS AND CONDITIONS

All options under the Plan shall be granted upon and subject to the terms and conditions hereinafter set forth.

1.

Exercise price

The exercise price to each Participant for each Optioned Share shall be as determined by the Board of Directors, but shall in no event be less than the market price of the common shares of the Company on The Toronto Stock Exchange at the time of the grant of the option.  For the purposes hereof "market price" shall be the closing sales price of the Company's common shares on The Toronto Stock Exchange on the trading day immediately preceding the day on which the option is granted, or if no sale is reported on such day, the closing sale price on the last previous business day on which such shares were traded.

10.

Termination

Subject to Section G11, if a Participant is dismissed as an officer or employee by the Company or by one of its subsidiaries for cause, all unexercised option rights of that Participant under the Plan shall, unless otherwise expressly determined by the Board of Directors of the Company, immediately become terminated and lapse, notwithstanding the original term of the option granted to such Participant under the Plan."

"H.

AMENDMENT AND DISCONTINUANCE OF PLAN

1.

Subject to the provisions of Section H2, the Board of Directors may from time to time amend or revise the terms of the Plan or may discontinue the Plan at any time, provided that no such action may in any manner adversely affect the rights under any options earlier granted to a Participant under the Plan without consent of that Participant.

2.

Any amendment to the Plan or to any option granted under the Plan shall require the approval of The Toronto Stock Exchange and any other stock exchange on which the Company's shares are listed as well as all other required regulatory approvals (if any).  In addition, any material amendment to an option held by an Insider, including a change in the exercise price or the expiry date, must be approved by a majority of votes cast at a meeting of shareholders, other than votes attaching to securities beneficially owned by the grantee and the grantee's associates.

For the purposes of this Section H2, an "amendment" includes any change relating to financial assistance provided by the Company, directly or indirectly, in connection with the Plan or an option granted hereunder.  An "amendment" does not, however, include an accelerated expiry of any option due to the grantee ceasing to be an employee or director.

Shareholder approval, where required hereunder, may be given by way of confirmation at the next meeting of shareholders after the amendment is made, provided that no shares are issued pursuant to the amended terms prior thereto.

For greater certainty, the cancellation of an option prior to its expiry date in conjunction with the granting of an option to the same person on different terms shall be deemed to be an "amendment" for the purposes of this Section H2."

"J.

COMPLIANCE WITH LAWS

The obligations of the Company to sell shares and deliver share certificates under the Plan are subject to such compliance by the Company and the Participants as the Company deems necessary or advisable with all rules and policies of the Toronto Stock Exchange, and any other exchange on which the Company's shares are listed for trading, and all other applicable corporate and securities laws, rules and regulations."

The Plan is hereby further amended by the addition of the following paragraphs:

"L.

DISINTERESTED SHAREHOLDER VOTE

If a grant of an option or options pursuant to the Plan, together with all of the Company's other previously established or proposed Share Compensation Arrangements, could result, at any time, in:

(a)

the number of shares reserved for issuance pursuant to stock options granted to Insiders exceeding 10% of the Outstanding Issue; or

(b)

the issuance to Insiders, within a one-year period, of a number of shares exceeding 10% of the Outstanding Issue; or

(c)

the issuance to any one Insider and such Insider's Associates, within a one-year period, of a number of shares exceeding 5% of the Outstanding Issue,

the grant of option or options must be approved at a meeting of shareholders of the Company by a majority of the votes cast at the shareholders' meeting other than votes attaching to securities beneficially owned by:

(i)

Insiders to whom shares may be issued pursuant to the proposed grant; and

(ii)

Associates of persons referred to in (i).

For this purpose, holders (if any) of non-voting and subordinate voting shares, as defined in Appendix E of The Toronto Stock Exchange Company Manual, as amended from time to time,  shall be entitled to vote with the holders of any class of shares of the Company which otherwise carry greater voting rights, on a basis proportionate to their respective residual equity interests in the Company.

For the purposes of paragraphs (a), (b) and (c) of this Section L, an entitlement granted prior to the grantee becoming an Insider shall be excluded in determining the number of shares issuable to Insiders."

"M.

INTERPRETATION

For the purposes hereof, the terms "Associate", "Insider", "Outstanding Issue" and "Share Compensation Arrangement" shall have the meanings assigned to them in section 627 of The Toronto Stock Exchange Company Manual, as amended from time to time."

3.

PLAN CONFIRMED

Save and except as herein amended and supplemented, the Plan is hereby ratified, confirmed and approved and shall remain in full force and effect.

By order of the Board of Directors

"AURIZON MINES LTD."

AURIZON MINES LTD.

INCENTIVE SHARE OPTION PLAN

A.

THE PLAN

An Incentive Stock Option Plan (the "Plan") for Directors, officers and key employees of Aurizon Mines Ltd. (the "Company") to purchase unissued common shares of the Company is hereby established on the terms and conditions hereinafter set out.

B.

PURPOSE

The purpose of the Plan is to assist the Company in attracting, retaining and motivating directors, officers and employees and to closely align the personal interests of such directors, officers and employees with those of the shareholders by providing them with the opportunity, through options, to acquire common shares in the capital of the Company.

C.

IMPLEMENTATION

The Plan and the grant and exercise of any options under the Plan are subject to compliance with the applicable requirements of each stock exchange on which the shares of the Company are listed at the time of the grant of any options under the Plan and of any governmental authority or regulatory body to which the Company is subject.

D.

ADMINISTRATION

The Plan shall be administered by the Board of Directors of the Company which shall, without limitation, have full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan.  The Board of Directors may delegate any or all of its authority with respect to the administration of the Plan and any or all of the rights, powers and discretions with respect to the Plan granted to it hereunder to a Compensation Committee of directors of the Company, as the Board of Directors may designate and upon such delegation, such committee of directors, as well as the Board of Directors, shall be entitled to exercise any or all of such authority, rights, powers and discretions with respect to the Plan.  When used hereafter in the Plan, "Board of Directors" shall be deemed to include a committee of directors acting on behalf of the Board of Directors.

E.

NUMBER OF SHARES UNDER THE PLAN

Subject to increase by the Board of Directors, a maximum of 10% of the common shares of the Company issued and outstanding from time to time (the "Optioned Shares") will be reserved, set aside and made available for issue under and in accordance with the Plan.  If option rights granted to an individual under the Plan shall expire or terminate for any reason without having been exercised in respect of certain Optioned Shares, such Optioned Shares may be made available for other options to be granted under the Plan.

F.

ELIGIBILITY

Options may be granted under the Plan to such directors, officers and employees of the Company and of its subsidiaries as the Board of Directors may from time to time, designate as participants (collectively the "Participants" and individual a "Participant") under the Plan.  Subject to the provisions of this Plan, the total number of Optioned Shares to be made available under the Plan and to each Participant, the time or times and price or prices at which options shall be granted, the time or times at which such options are exercisable, and any conditions or restrictions on the exercise of options, shall be in the full and final discretion of the Board of Directors.

G.

TERMS AND CONDITIONS

All options under the Plan shall be granted upon and subject to the terms and conditions hereinafter set forth.

1.

Exercise price

The exercise price to each Participant for each Optioned Share shall be as determined by the Board of Directors, but shall in no event be less than the market price of the common shares of the Company on each stock exchange on which the shares of the Company are listed at the time of the grant of the option, less the maximum discount permitted under the regulations of such stock exchanges or such other price as may be agreed to by the Company and approved by such stock exchanges.

2.

Option agreement

All options shall be granted under the Plan by means of an agreement (the "Option Agreement") between the Company and each Participant in the form as may be approved by the Board of Directors, such approval to be conclusively evidenced by the execution of the Option Agreement by the President or any two (2) directors or officers of the Company.

3.

Length of grant

Subject to Sections G8, G9, G10, G11 and G12, all options granted under the Plan shall expire not later than that date which is 10 years from the date such options were granted.

4.

Non-assignability of options

An option granted under the Plan shall not be transferable or assignable (whether absolutely or by way of mortgage, pledge or other charge) by a Participant other than by will or by testamentary instrument or the laws of succession and may be exercisable during the lifetime of the Participant only by such Participant.

5.

Right to postpone exercise

Each Participant, upon becoming entitled to exercise the option in respect of any Optioned Shares in accordance with the Option Agreement, shall thereafter be entitled to exercise the option to purchase such Optioned Shares at any time prior to the expiration or other termination of the Option Agreement or the option rights granted thereunder in accordance with such agreement.

6.

Exercise and payment

Any option granted under the Plan may be exercised by a Participant or, if applicable, the legal representatives of a Participant giving notice to the Company specifying the number of shares in respect of which such option is being exercised, accompanied by payment (by cash or certified cheque payable to the Company) of the entire exercise price (determined in accordance with the Option Agreement) for the number of shares specified in the notice.  Upon any such exercise of an option by a Participant, the Company shall cause the transfer agent and registrar of shares of the Company to promptly deliver such Participant or the legal representative of such Participant, as the case may be, a share certificate in the name of such Participant or the legal representative of such Participant, as the case may be, representing the number of shares specified in the notice.

7.

Rights of Participants

The Participants shall have no rights whatsoever as shareholders in respect of any of the Optioned Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering) other than Optioned Shares in respect of which Participants have exercised their option to purchase and which have been issued by the Company.

8.

Third party offer

If at any time when an option granted under the Plan remains unexercised with respect to any common shares, an offer to purchase all of the common shares of the Company is made by a third party, the Company may upon giving each optionee written notice to that effect, require the acceleration of the time for the exercise of the option rights granted under the Plan and of the time for the fulfillment of any conditions or restrictions on such exercise.

9.

Alterations in shares

In the event of a stock dividend, subdivision, consolidation, share reclassification (other than pursuant to the Plan), amalgamation, merger, consolidation, corporate arrangement, reorganization, liquidation or the like of or by the Company, the Board of Directors may make such adjustment, if any, of the number of Optioned Shares, or of the exercise price, or both, as it shall deem appropriate to give proper effect to such event.  In any such event, the maximum number of shares available under the Plan may be appropriately adjusted by the Board of Directors.  If because of a proposed merger, amalgamation or other corporate arrangement or reorganization, the exchange or replacement of shares in the Company for those in another company is imminent, the Board of Directors may, in a fair and equitable manner, determine the manner in which all unexercised option rights under the Plan shall be treated, including for example, requiring the acceleration of the time of the exercise of such rights by the Participants and of the time for the fulfillment of any conditions or restrictions on such exercise.  All determinations of the Board of Directors under this paragraph G9 shall be full and final, subject to prior approval by the Toronto Stock Exchange.

10.

Termination

Subject to paragraph G11, if a Participant is dismissed as an officer or employee by the Company or by one of its subsidiaries for cause, all unexercised option rights of that Participant under the Plan shall, unless otherwise expressly determined by the Board of Directors of the Company, immediately become terminated and lapse, notwithstanding the original term of the option granted to such Participant under the Plan.

11.

Termination other than for cause

If a Participant ceases to be a director, officer or employee of the Company or one of its subsidiaries for any reason other than as a result of having been dismissed for cause as provided in Section G10, or as a result of the Participant's death, such Participant shall have the right for a period of 30 days (or until the normal expiry date of the option rights of such Participant if earlier), from the date of ceasing to be an officer or employee to exercise the option under the Plan with respect to Optioned Shares of such Participant to the extent they were exercisable on the date of ceasing to be a director, officer or employee.  Upon the expiration of such a 30-day period, all unexercised option rights of that Participant shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to such Participant under the Plan.

12.

Deceased Participant

In the event of the death of any Participant, the legal representatives of the deceased Participant shall have the right for a period of 365 days (or until the normal expiry date of the option rights of such Participant if earlier), from the date of death of the deceased Participant to exercise deceased Participant's option with respect to all of the Optioned Shares of the deceased Participant to the extent they were exercisable on the date of death.  Upon the expiration of such period, all unexercised option rights of the deceased Participant shall immediately become terminated and shall lapse notwithstanding the original term of the option granted to the deceased Participant under the Plan.

H.

AMENDMENT AND DISCONTINUANCE OF PLAN

The Board of Directors may from time to time amend or revise the terms of the Plan or may discontinue the Plan at any time, provided that no such action may in any manner adversely affect the rights under any options earlier granted to a Participant under the Plan without consent of that Participant.

I.

NO FURTHER RIGHTS

Nothing contained in the Plan nor in any option granted hereunder shall give any Participant or any other person, any interest or title, in or to any shares of the Company or any rights as a shareholder of the Company whatsoever other than as set forth in the Plan and pursuant to the exercise of any option, nor shall it confer upon the Participants any right to continue as an employee or executive of the Company or of its subsidiaries.

J.

COMPLIANCE WITH LAWS

The obligations of the Company to sell shares and deliver share certificates under the Plan are subject to such compliance by the Company and the Participants as the Company deems necessary or advisable with all applicable corporate and securities laws, rules and regulations.

K.

EFFECTIVE DATE OF THE PLAN

This Plan was adopted by the Board on the 20th day of April, 1990 and approved by the Shareholders on the 7th day of June, 1990.  Should changes be required in this Plan by any securities commission or other governmental body of any province of Canada to which this Plan has been submitted or by any stock exchange on which the Common Shares may from time to time be listed, such changes shall be made in this Plan as are necessary to conform with such requests and, if such changes are approved by the Board, this Plan, as amended shall remain in full force and effect in its amended form as of and from the 20th day of April, 1990.

By order of the Board of Directors

"AURIZON MINES LTD."